UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Dr. Fredric N. Eshelman (“Holder”), a dissident investor of Puma Biotechnology, Inc. (the “Company”) who has turned activist, is seeking the support of the Company’s stockholders in an unsolicited campaign to increase the size of the board of directors (the “Board”) of the Company and to appoint Holder and his three other nominees to the Board. Holder purchased his first shares in the Company only six months ago, and up until the week before he commenced this process owned less than 0.5% of the Company. He subsequently increased his ownership in the Company (a Company whose Board he has accused of breaching its fiduciary duties) by purchasing options. One can only guess at his motivations. Having increased his potential ownership to only approximately 1% (of which he can only vote less than 0.5% without exercising his options) he is now asking the Company’s stockholders to disrupt the operations of the Board and the Company by giving him control of over 40% of the Board. He makes this request without providing any evidence for his baseless allegations of breach of fiduciary duty, without providing the stockholders with any proposed business or strategic plan for the Company, and without providing any clear and concrete ideas for building the value of stockholders’ investment in the Company.

On November 18, 2015, Holder filed a Definitive Consent Statement (the “Definitive Consent Statement”) with the Securities and Exchange Commission (the “SEC”). Holder may have also already delivered the Definitive Consent Statement and other consent solicitation materials to stockholders of the Company (the “Consent Solicitation”). The Company’s Board has evaluated the limited information that Holder has made available in the Definitive Consent Statement and other filings Holder has made with the SEC and concluded that Holder’s proposals are not in the best interests of the Company or the Company’s stockholders. The Board believes that Holder’s efforts to increase the size of the Board and to appoint Holder’s nominees to the Board is a disruptive and value destructive exercise and believes that Holder is pursuing his own agenda and will not act in the best interest of all of the stockholders of the Company. As such, the Board strongly recommends that stockholders reject Holder’s Consent Solicitation by NOT signing or returning any WHITE consent card they may have received from Holder.

The Company plans to file a consent revocation statement with the SEC that will enable it to solicit the revocation of any consents stockholders may have already submitted in respect of Holder’s proposals. The consent revocation statement will provide additional detail regarding the Board’s recommendation. In summary, the Board considered the following compelling reasons, among others, in reaching its conclusion to recommend that stockholders reject Holder’s Consent Solicitation:

•	The Board is committed to the Company’s current business plan, which is focused on improving patient care by developing and commercializing innovative products to enhance cancer care. While the Company’s common stock may have suffered a decline in value in recent months, the Company’s business remains strong and productive. The Company continues to make significant progress with the clinical program for its lead product candidate, PB272 (neratinib), and anticipates filing for regulatory approval of PB272 for the extended adjuvant treatment of HER2-positive breast cancer in the first quarter of 2016. Additionally, the Company is expecting a number of additional milestones relating to various clinical trials in other cancer-related indications through the end of 2015 and beyond.

•	The current members of the Board possess a well-diversified range of experience and all Board members other than Alan H. Auerbach, the Company’s President and Chief Executive Officer, are independent under the standards of the New York Stock Exchange and the SEC. Moreover, the current Board includes two recent additions who provide additional expertise in the field of biotechnology investments and clinical and regulatory affairs. In addition, the Company believes that the size of the Board is appropriate for effectively governing the Company. A five-member Board fosters active participation and contribution from each of the directors and also provides for efficient decision-making.

•

The Company’s current Board has the experience necessary to continue to guide the Company through the next stages of its development, which include the expected filing of an NDA for PB272 for the extended adjuvant treatment of HER2-positive breast cancer in the first quarter of 2016 and, if approved, the subsequent commercialization of PB272. The current Board members collectively have over 60 years of experience serving as directors or officers of various public and private life sciences companies. As officers, they have collectively filled various roles, including chief executive officer, chief financial officer, chief medical officer and vice president of clinical and regulatory affairs of various companies involved in the development of products to enhance cancer care and treatment. One director also held positions in the Oncology Drug Division at the FDA, the Prostate Cancer Drug Development Clinic and the Molecular Therapeutics Unit with the National Cancer Institute/National Institutes of Health and another was a partner for nine years at a major biotechnology investment firm.

•	The Company’s management has a proven track record of product development. Mr. Auerbach was formerly President and Chief Executive Officer of Cougar Biotechnology, Inc., which was responsible for the development of abiraterone, a drug used for the treatment of advanced prostate cancer. Cougar Biotechnology was purchased by Johnson & Johnson for approximately $1 billion while abiraterone was in Phase III clinical trials.

•	Holder is a short-term investor in the Company. Holder has offered no proposed business or strategic plan for the Company nor has Holder suggested any actions that would improve stockholder value. Holder has made unsupported allegations that the current Board has breached its fiduciary duty in considering potential strategic transactions but provided no additional insight into his plans for the Company.

•	Throughout his interactions with the Company in this process, Holder has been aggressive, antagonistic and untruthful. Holder misrepresented his ownership position in the Company as more than 3% and less than 5% in an effort to bully the Company into accepting his demands for material non-public information. Holder has never met with the Company’s management and has rejected the CEO’s offers to discuss the Company. Instead, he has waged a public war against the Company with no support for his allegations and no consideration for the disruptive impact of his actions.

•	Holder’s proposals would place a potentially dissident minority of directors on the Board under the control of a single short-term stockholder that owns less than 1% of the Company’s common stock. This would provide Holder a significantly outsized influence relative to his holdings over the future strategic direction of the Company.

•	Holder has no strategic plan for the Company and has not provided any ideas for how to build stockholder value in the Company. In support of his proposal, Holder cites only the recent decline of the market price of the Company’s common stock coupled with baseless allegations of breaches of fiduciary duty by the Board.

•	In considering the Holder’s proposal, the Board does not perceive any inherent value in adding any of the proposed director nominees. The Board does not view any of these nominees as possessing the attributes, ability or experience that that would be unique or additive to the Board’s current composition. Moreover, the nominees have been selected solely by Holder who, as a beneficial owner of less than 1% of the Company’s outstanding common stock, has no duty to act in the best interest of all of the Company’s stockholders when soliciting your consent or selecting his nominees to serve on your Board.

•	Lastly, the Company has received significant feedback from existing large institutional investors expressing their support for the Company, its management and its current Board. These investors have expressed frustration at the expense and distraction of management caused by Holder’s proposals. These investors have advised the Company to ignore, and have stated that they intend to reject, Holder’s proposals.

Accordingly, the Company’s Board of Directors urges stockholders of the Company to reject Dr. Fredric N. Eshelman’s Consent Solicitation by NOT signing or returning any WHITE consent card they may have received from him. Stockholders who have already returned WHITE consent cards are urged to revoke their consent. At any time prior to the consents becoming effective, stockholders have the right to revoke their consent as described in the Consent Solicitation that they received from Holder.

Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from the Company’s stockholders in connection with the consent solicitation by Dr. Fredric N. Eshelman. The Company may file a preliminary consent revocation statement with the SEC in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Definitive Proxy Statement filed with the SEC on April 30, 2015 and reports filed by the Company and Form 3s and Form 4s filed by the Company’s directors and executive officers with the SEC after April 30, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants will be included in any Consent Revocation Statement and any other relevant documents filed with the SEC in connection with the consent solicitation.

If the Company files a definitive Consent Revocation Statement with the SEC, the Company promptly will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. THE COMPANY URGES INVESTORS TO READ ANY CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 19, 2015	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer